EXHIBIT 10.1

PENNYMAC MORTGAGE INVESTMENT TRUST

2019 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT

AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (the “Agreement”), effective as of ______, 2026 (the “Grant Date”), is made by and between PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Trust”), and _______________ (the “Grantee”).

WHEREAS, the Trust has adopted the PennyMac Mortgage Investment Trust 2019 Equity Incentive Plan (the “Plan”), pursuant to which the Trust may grant awards representing the right to receive Shares or cash after the lapse of such forfeiture restrictions as may be determined by the Board (such rights hereinafter referred to as “Restricted Share Units”);

WHEREAS, the Grantee is providing bona fide services to the Trust on the date of this Agreement;

WHEREAS, the Trust desires to grant to the Grantee the number of Restricted Share Units provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Share Unit Award

(a)
Grant of Restricted Share Units. The Trust hereby grants to the Grantee _________ Restricted Share Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Trust shall establish a book account in the Grantee’s name with respect to the Restricted Share Units granted hereby.

(b)
Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon the Grantee and the Grantee’s legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Award

The grant of Restricted Share Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)
Restrictions. The Restricted Share Units (including, without limitation, the corresponding Distribution Equivalents) may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section

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2(b). The Board may in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(b). The period from the date of grant of a Restricted Share Unit to the date it becomes vested and payable shall be referred to herein as the “Restricted Period.”

(b)
Lapse of Restrictions. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(a) shall lapse with respect to thirty-three and one-third percent (33-1/3%) of the Restricted Share Units granted hereunder on each of the first three anniversaries of the Grant Date, so long as the Grantee is providing services to the Trust as of the applicable vesting date, with any fractional Shares vested following the annual lapse of restrictions rounded down, except on the final annual lapse restriction, such fractional Shares vested shall be rounded up. No fractional Shares shall be issuable hereunder.

(c)
Form of Payment. Each Restricted Share Unit granted hereunder shall represent the right to receive one Share upon the date on which the restrictions applicable to such Restricted Share Unit lapse. Subject to Section 3(h), the Trust shall issue the Shares to the Grantee within 70 days after the applicable vesting date or vesting event of the underlying Restricted Share Units.

(d)
Distribution Equivalents. If cash distributions and/or special distributions are declared by the Board on the Share on or after the Grant Date and prior to the settlement of the Restricted Share Unit, cash distribution equivalents (the “Distribution Equivalents”) shall accrue on the Shares underlying the Restricted Share Units. The Distribution Equivalents shall be subject to vesting and forfeiture on the same terms and conditions as the underlying Restricted Share Units. The Distribution Equivalents will be in an amount of cash per the Restricted Share Unit equal to the cash distribution paid with respect to a Share and shall accrue to the Grantee on the record date of the applicable distribution. The Distribution Equivalents accrued prior to the settlement date of each vested Restricted Share Unit will be paid to the Grantee as soon as administratively feasible after the expiration of the Restricted Period associated with the underlying Restricted Share Units (but in no event later than 70 days following the applicable vesting date or vesting event). The Distribution Equivalents accrued on the Shares underlying the Restricted Share Unit that do not vest and are forfeited shall be automatically forfeited without notice for no consideration on the date such Restricted Share Unit is forfeited.

(e)
Delivery of Shares. Unvested Restricted Share Units shall be reflected in a bookkeeping entry form maintained by the Trust. In the event that the Shares are to be issued upon any lapse of restrictions relating to the Restricted Share Units, the Trust shall cause to be issued and distributed in book-entry form, Shares in payment of such Restricted Share Units.

(f)
Termination of Service. In the event that the Grantee’s service with the Trust and its Affiliates is terminated prior to the lapsing of restrictions with respect to any portion of the Restricted Share Unit granted hereunder, such portion of the Award held by the Grantee shall become free of such restrictions or be forfeited as follows:

(i)
If such termination of service is (1) because of the Grantee’s Retirement (as defined below) and Grantee’s service to the Trust and/or its Affiliates may not be terminated due to a Removal for Cause, and (2) provided the Grantee has executed and continues to comply with the terms of the Retirement and Equity Award Vesting Agreement in the form provided to the Grantee by the Trust, then the Grantee’s Restricted Share Unit Award shall continue to vest and be payable after the retirement date in accordance with the original terms of such Restricted Share

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Units. “Retirement” shall mean voluntary termination of services after the age of sixty (60) with at least ten (10) years of combined services to the Trust and/or any of its Affiliates; provided, however, that if the Grantee elects to terminate services in connection with a Retirement, the Grantee must provide the Trust with a minimum of (x) six (6) months prior written notice of such Retirement if such Grantee’s title is at the senior vice president level and above, or (y) three (3) months prior written notice of such Retirement if such Grantee’s title is at the first vice president level and below.

(ii)
If such termination of service is (1) because of the Grantee’s death or Disability (as defined below) and Grantee’s service with the Trust and/or its Affiliates could not have been terminated due to a Removal for Cause or (2) due to a termination of the Management Agreement pursuant to Section 8(c) of the Plan by the Trust or one of its Affiliates (other than due to Cause as defined in the Management Agreement), then any Restricted Share Units granted hereunder which have not become free of transfer restrictions shall as of the date of such termination of service become fully vested and free of such transfer restrictions; provided, however, if the Award is considered “nonqualified deferred compensation” within the meaning of Section 409A, and the Grantee would satisfy the age and service requirements for Retirement as of such termination of service, the Restricted Share Units shall vest in accordance with this section, but shall be settled in accordance with the normal vesting schedule applicable to a termination due to Retirement, to the extent necessary to comply with Section 409A. “Disability” shall mean the inability to engage in any substantial gainful occupation to which the relevant individual is suited by education, training or experience, by reason of any medically determinable physical or mental impairment, which condition can be expected to result in death or otherwise continue for a period of not less than twelve (12) consecutive months.

(iii)
If such termination of service is for any reason (including without limitation a voluntary termination of service by the Grantee) other than as provided in clauses (i) and (ii) above, any Restricted Share Units granted hereunder which have not become free of transfer restrictions shall as of the date of such termination of service be immediately forfeited.

Restricted Share Units and any corresponding Distribution Equivalents forfeited pursuant to this Agreement shall be transferred to, and reacquired by, the Trust without payment of any consideration by the Trust, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Restricted Share Units or any corresponding Distribution Equivalents.

(g)
Change in Control. Notwithstanding Section 8(b) of the Plan, the Restricted Share Unit granted hereunder shall not become free of restrictions solely upon the occurrence of a Change in Control; however, if the Grantee’s service is terminated during the two year period commencing on the date of such Change in Control (such period, the “Change in Control Protection Period”) (i) by the Trust and its Affiliates for any reason (other than for Removal for Cause) or (ii) by the Grantee due to a voluntary termination of services after the age of sixty (60) with at least ten (10) years of combined services to the Trust and/or any of its Affiliates, with or without notice, then any Restricted Share Units granted hereunder which have not become free of transfer restrictions shall as of the date of such termination of service become fully vested and free of such transfer restrictions and shall be settled upon such termination of service; provided, however, if (i) the Award constitutes “nonqualified deferred compensation” within the meaning of Section 409A, (ii) the Grantee would satisfy the age and service requirements upon such termination of service, and (iii) the Change in Control is not a “change in control event” within

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the meaning of Section 409A, then the Restricted Share Units shall vest in accordance with this section, but shall be settled in accordance with the normal vesting schedule applicable to a termination due to Retirement, to the extent necessary to comply with Section 409A. In addition, if the Shares cease to be readily tradable on an established securities market or exchange as a result of or in connection with such Change in Control, then any Restricted Share Units granted hereunder which have not become free of transfer restrictions shall as of the date of such Change in Control become fully vested and free of such transfer restrictions; provided that if Restricted Share Units are “nonqualified deferred compensation” within the meaning of Section 409A of the Code and such Change in Control is not a “change in control event” within the meaning of Section 409A of the Code or if settlement at the time of such Change in Control would otherwise be prohibited under Section 409A, then the Restricted Share Units shall vest on the Change in Control, but shall be settled in accordance with the normal vesting dates or earlier termination of service, to the extent required to comply with Section 409A.

(h)
Income Taxes.

(i) At the time Grantee becomes entitled to receive a distribution of Shares upon vesting of Restricted Share Units, Grantee authorizes the Trust, at Trust’s sole discretion, to withhold from fully vested Shares otherwise issuable to Grantee pursuant to such Restricted Share Units a number of Shares having a Fair Market Value, as determined by the Trust as of the first business day immediately preceding the date on which the tax obligation arises, equal to the statutory minimum withholding tax obligation in respect of the Shares otherwise issuable to Grantee.

(ii) Unless the withholding tax obligations of the Trust and/or any Affiliate thereof are satisfied, the Trust shall have no obligation to deliver any Shares on the Grantee’s behalf upon vesting of Restricted Share Units or make any cash payments for settlement of Distribution Equivalents.

Section 3. Miscellaneous

(a)
Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed in the case of the Trust to the Secretary of the Trust at the principal office of the Trust and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Trust or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee.

(b)
No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Trust or any subsidiary or Affiliate of the Trust or shall interfere with or restrict in any way the right of the Trust, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without cause.

(c)
Bound by Plan. By signing this Agreement, the Grantee acknowledges receipt of a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

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(d)
Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Trust, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e)
Invalid Provision. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)
Modifications. No change, modification or waiver of any provision of this Agreement that is materially adverse to the Grantee shall be valid unless the same be in writing and signed by the parties hereto.

(g)
Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)
Section 409A. This Award is intended to be exempt from or comply with Section 409A of the Code (“Section 409A”), and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of service, the applicable Shares (or any underlying cash payment) shall be transferred to the Grantee or his or her beneficiary upon the Grantee’s “separation from service,” within the meaning of Section 409A; provided that if the Grantee is a “specified employee,” within the meaning of Section 409A, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A, and the Award is payable upon a “separation from service,” then such Shares (or any underlying cash payment) shall be transferred to the Grantee or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Grantee’s death.

(i)
Tax Consequences. The Trust makes no representation or warranty as to the tax treatment to the Grantee of receipt of these Restricted Share Units or the corresponding Distribution Equivalents or any payments received by the Grantee in settlement of the Restricted Share Units or corresponding Distribution Equivalents, and does not warrant to the Grantee that all compensation paid or delivered to him or her for his or her services will be exempt from, or paid in compliance with, Section 409A or any other adverse tax treatment under U.S. or foreign law. The Grantee should rely on his or her own tax advisors for all such advice.

(j)
Adjustments. If any change is made to the outstanding Shares, if required, the Restricted Share Units shall be adjusted in any manner as contemplated by Section 5 of the Plan

(k)
Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

(l)
Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.

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(m)
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Grantee and the Trust have entered into this Agreement as of the Grant Date.

PENNYMAC MORTGAGE INVESTMENT TRUST